Exhibit 4.14

AMENDMENT TO INVESTORS RIGHTS AGREEMENT

THIS AMENDMENT (“Amendment”) effective on April 22 , 2010 (“Amendment Effective Date”) to that certain INVESTORS’ RIGHTS AGREEMENT (“Agreement”), dated as of December 23, 2009 (the “Signing Date”) , is entered into by and among the following parties (hereinafter referred to individually as a “Party” or collectively as “Parties”):

iSoftStone Holdings Limited, a Cayman Islands exempted company (the “Company”), and

Tekventure Limited, a British Virgin Islands business company (“Tekventure”),

United Innovation (China) Limited, a British Virgin Islands business company (“UIL”),

LIU Tianwen (PRC Passport#G02295104),

FENG Yong (also known as Frank FENG) (PRC ID#110108196906281814),

the persons and entities set forth in the Schedule of Series A Shareholders attached as Schedule 2 to the Agreement as existing holders of Series A Preference Shares of the Company (the “Series A Holders”);

the entities set forth in the Schedule of Series B Shareholders attached as Schedule 3 to the Agreement as existing holders of Series B Preference Shares of the Company (the “Series B Holders”); and

the entities set forth in the Schedule of Investors attached hereto as Amended Schedule 4 as holders of the Company’s Convertible Notes (the “Note Holders”).

Each of the parties referred here is individually a “Party”, and collectively “Parties”.

The terms defined herein should have the same meaning as in the Agreement.

RECITALS

A.	WHEREAS, the Company and the Founders deem it advisable and in the best interests of each Party hereto to issue an additional US$5 million principal amount of the convertible note in the form of the Convertible Note to Hua Ying Management Co., Limited (“Hua Ying”) in order to advance the Company’s long-term business interests;

B.	WHEREAS, Section 10.13 of the Agreement expressly permits the Agreement to be amended by an instrument in writing signed on behalf of each of the Parties hereto;

C.	WHEREAS, each of the respective Parties to the Agreement hereby agree to amend the terms of the Agreement relating to Hua Ying’s subscription of the convertible note.

D.	WHEREAS, for value received, the sufficiency of which is hereby acknowledged, each Party to the Agreement hereby executes this Amendment in accordance with Section 10.13 of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth below, the parties agree as follows:

I AMENDMENT OF AGREEMENT

1.1	Clause D of the Recitals shall be, and hereby is, amended to read as follows:

“The Company has agreed to issue to the Note Holders the Convertible Notes (the “Convertible Notes”) with an aggregate principal amount of US$38,000,000 pursuant to the Convertible Note Purchase Agreement, dated as of December 18, 2009 (the “Convertible Note Purchase Agreement”) and its amendment dated April 22, 2010 (the “Amendment”), by and among the Company and the Note Holders and certain other Persons contained therein”

1.2	Effective from the Amendment Effective Date, each of the following definitions appearing in Section I (Definitions) of the Agreement shall be, and is hereby amended and re-stated in its entirety as follows:

“Hua Ying” shall mean Hua Ying Management Co., Limited , a company incorporated in Hong Kong.

“Majority Note Holders” shall mean (i) where the aggregate Principal Amount of the Convertible Notes issued under the Convertible Note Purchase Agreement is US$30 million or more, the Note Holder(s) who hold(s) more than fifty percent (50%) of the aggregate principal amount of all of the Convertible Notes outstanding at the time of determination, or (ii) where the aggregate Principal Amount of the Convertible Notes issued under the Convertible Note Purchase Agreement is less than US$30 million, the Note Holder(s) who hold(s) more than sixty-six percent (66%) of the aggregate principal amount of all of the Convertible Notes outstanding at the time of determination.

“Memorandum and Articles of Association” shall mean the Fourth Amended and Restated Memorandum and articles of Association of the Company dated April 22 2010.

1.3	Section 7.1 of the Agreement shall be, and hereby is, amended to read as follows:

“Board of Directors. Subject to Section 7.2, the Company’s Memorandum and Articles of Association shall provide for a Board initially consisting of seven (7) directors. Immediately after the Closing, the Board shall be made up of two (2) directors representing the holders of Ordinary Shares, initially Liu Tianwen and Feng Yong (the “Founder Directors”), one (1) director representing the Series A Preference Shares appointed by AsiaVest, initially Chung-kao Hsieh (the “Series A Directors”), one (1) director representing the Series B Preference Shares appointed by Fidelity, initially Benson Tam (the “Series B Directors”), one (1) director representing the Note Holders appointed by Everbright, initially He Ling and two (2) independent directors including Al-Noor Ramji and Xiaosong Zhang elected in accordance with the Memorandum and Articles of Association.”

1.4	Section 7.4 of the Agreement shall be, and hereby is, amended to read as follows:

“Board Observer. For so long as Fidelity, Mitsui, Infotech, AsiaVest, Hua Ying and Everbright holds Equity Securities, irrespective of whether it is entitled to, or has exercised its individual or a joint right, to appoint a director under this Section 7, each of Fidelity, Mitsui, Infotech, AsiaVest, Hua Ying and Everbright shall have the right to designate one observer (the “Board Observer”) to attend and speak at all meetings of the Board and all committees thereof (whether in person, by telephonic or other means) in a non-voting, observer capacity and the Company shall provide to each of the Board Observers, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members.”

1.5	Section 7.10 of the Agreement shall be, and hereby is, amended to read as follows:

“Compensation Committee and Audit Committee. The Company shall set up a compensation committee (the “Compensation Committee”) and an auditing committee (the “Audit Committee”) (collectively, the “Committees”) upon the Closing, each with at least 4 members, The Audit Committee members shall include Xiaosong Zhang, Chung-kao Hsieh, Benson Tam and AL-Noor Ramji which will be chaired by Xiaosong Zhang. The Compensation Committee members shall include Xiaosong Zhang, Chung-kao Hsieh, Benson Tam, Tianwen Liu and AL-Noor Ramji which will be chaired by AL-Noor Ramji. The Compensation Committee shall be responsible for evaluating and recommending to the Board for action all matters related to the Group Companies’ annual compensation and/or bonus plan, and the Employee Incentive Plan, including all compensation matters related to the senior management of the Company. The Audit Committee shall be responsible for internal audit and nomination of auditors for the Company. Any recommendation to be made to the Board shall require the approval by all the members of the relevant Committees, including Benson Tam and Chung-kao Hsieh.”

1.6	Schedule 4 of the Agreement shall be amended and restated to read as follows:

Schedule of Note Holders

Name of Note Holders	Address for Notices

CSOF Technology Investments Limited	8/F, Industrial Bank Building, 4013 Shennan Road, Shenzhen 518048, China Tel: 86-755-83026750/83024369(direct) Fax: 86-755-83026751 Attn: Feng Lu

Name of Note Holders	Address for Notices

SeaBright China Special Opportunities Fund II, LP	8/F, Industrial Bank Building, 4013 Shennan Road, Shenzhen 518048, China Tel: 86-755-83026750/83024369 (direct) Fax: 86-755-83026751 Attn: Feng Lu

Asia Ventures II L.P.

c/o        FIL Capital Management (Hong Kong) Limited

Suites 7013 - 7015, 70th Floor

Two International Finance Center

8 Finance Street, Central, Hong Kong SAR

Tel:      +852.2629.2800 (main)

             +852.2629.2832 (direct)

Fax:      +852.2509.0371

Attn:     Ted Chua

AsiaVest Opportunities Fund IV	c/o Taipei office’s address: 11/F, 318 Ruei Guang Road, Nei Hu District Taipei 114, Taiwan Tel: +886.227972989*310 Fax: +886.227978289 Attn: Janet Tai

Infotech Pacific Ventures, L.P.	Rm. 203, Cyber Tower B No. 2 Zhongguangcun Nan Da Jie Haidian District, Beijing 100086 P.R. China Tel: +86.10.8251.2081 Fax: +86.10.8251.5186 Attn: Liu Tingru

Mitsui Ventures Global Fund

c/o        MVC Corporation Beijing Office

Rm. 3303, China World Tower 1

China World Trade Center

No. 1 Jianguomenwai Avenue

Beijing 100004, P.R. China

Tel:      +86.10.6505.5308

Fax:      +86.10.6505.3128

Attn:     Kenjiro Watanabe, Principal

e-mail: k.watanabe@mvc.com.cn

Name of Note Holders	Address for Notices

With copy to:

MVC Corporation

KDDI Otemachi Bldg, 16F, 1-8-1,

Otemachi, Chiyoda-ku, Tokyo 100-0004,

JAPAN

Tel:      81-3-5229-2251

Fax:      81-3-3272-5315

Attn:     Katsuhiko Oizumi, President & CEO

e-mail: oizumi@mitsuiventures.com

Jinyuan Development (Hong Kong) Company Limited	Attn: Zhao Yongtao

Hua Ying Management Co., Limited	2001-2005, The Center, 99 Queen’s Road, Central, Hong Kong Attn: Guo Ping

1.7	Each Party hereby re-affirms that to the extent that the terms and conditions contained in the Agreement and its attached Schedules and Exhibits conflict in any way with the this Amendment, including Amended Clause D of the Recitals, Amended Section 7.1, 7.4 and 7.10, Amended Schedule 4 and the definitions hereto, this Amendment shall prevail.

1.8	Except as otherwise provided in this Amendment, all other provisions of the Agreement shall continue to be in full force and effect and continue to be valid and binding upon the parties. All references to “the Agreement” in the Agreement and its attached Schedules and Exhibits shall be deemed to be references to the Agreement as amended by this Amendment.

1.9	Hua Ying, by the execution of this Amendment hereafter become bound by the terms and conditions of the Agreement and to the Company itself to adhere to and be bound by and subject to all the duties, burdens and obligations of a holder of the Convertible Notes imposed thereto and all documents expressed in writing to be supplemental or ancillary to the Agreement from time to time. All reference to the “Investors” in the Agreement as amended by this Amendment and its attached Schedules and Exhibit shall be deemed to include Hua Ying.

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

COMPANY

iSOFTSTONE HOLDINGS LIMITED

By	/s/ Tianwen Liu
Print Name:
Title:

FOUNDERS:

TEKVENTURE LIMITED		UNITED INNOVATION (CHINA) LIMITED

By	/s/ Tianwen Liu	By	/s/ Yong Feng
Print Name:		Print Name:
Title:		Title:

/s/ Tianwen Liu		/s/ Yong Feng

LIU, Tianwen , as an individual		FENG, Yong (also known as Frank FENG), as an individual

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO INVESTORS RIGHTS AGREEMENT

SERIES A HOLDERS:

AsiaVest Opportunities Fund IV		Infotech Ventures Cayman Company

By	/s/ T. J. Huang	By	/s/ Liu Tingru
Print Name: T. J. Huang		Print Name: Liu Tingru
Title: Managing Director		Title: General Partner

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO INVESTORS RIGHTS AGREEMENT

SERIES B HOLDERS:

FIDELITY ASIA VENTURES FUND L.P.		FIDELITY ASIA PRINCIPALS FUND L.P.
By: Fidelity Asia Partners, L.P., its General Partner		By: Fidelity Asia Partners, L.P., its General Partner
By: FIL Asia Ventures Limited, its General Partner		By: FIL Asia Ventures Limited, its General Partner

By:	/s/ Allan Pelvang	By:	/s/ Allan Pelvang
Name: Allan Pelvang		Name: Allan Pelvang
Title: Director		Title: Director

MITSUI VENTURES GLOBAL FUND By MVC Corporation as its general partner		AsiaVest Opportunities Fund IV

By	/s/ Katsuhiko Oizumi	By	/s/ T.J. Huang
Print Name: Katsuhiko Oizumi		Print Name: T.J. Huang
Title: President & CEO		Title: Managing Director

Infotech Pacific Ventures, L.P.

By	/s/ Liu Tingru
Print Name: Liu Tingru
Title: General Partner

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO THE INVESTORS’ RIGHTS AGREEMENT

NOTE HOLDERS:

CSOF TECHNOLOGY INVESTMENTS LIMITED		SEABRIGHT CHINA SPECIAL OPPORTUNITIES FUND II, LP

By:	/s/ Kiril IP	By:	/s/ Ying PAN
Name: Kiril IP		Name: Ying PAN
Title: Authorized Signatory		Title: Authorized Signatory

ASIA VENTURES II L.P.		MITSUI VENTURES GLOBAL FUND
By MVC Corporation as its general partner

By:	/s/ Allan Pelvang	By	/s/ Katsuhiko Oizumi
Name: Allan Pelvang		Name: Katsuhiko Oizumi
Title: Director		Title: President & CEO
FIL Capital Management Limited as General Partner

INFOTECH PACIFIC VENTURES, L.P.

ASIAVEST OPPORTUNITIES FUND IV

		By	/s/ Liu Tingru
Name: Liu Tingru
By	/s/ T. J. Huang	Title: General Partner
Name: T. J. Huang
Title: Managing Director

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO INVESTORS RIGHTS AGREEMENT

JINYUAN DEVELOPMENT (HONGKONG) COMPANY LIMITED

By:	/s/ Zhao Yongtao
Name: Zhao Yongtao
Title: Chairman

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO INVESTORS RIGHTS AGREEMENT

Hua Ying Management Co., Limited

By:	/s/ Ping Guo
Name:
Title:

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT TO INVESTORS RIGHTS AGREEMENT